Exhibit 99.1

McEwen Copper Completes US$240 Million Term Loan

To Advance Los Azules Toward Final Investment Decision

All dollar amounts in this press release represent U.S. dollars.

TORONTO, Aug 27, 2026 - McEwen Inc. (NYSE: MUX) (TSX: MUX) (“McEwen” or the “Company”) today announced that its 46.3%-owned subsidiary McEwen Copper Inc. (“McEwen Copper”, not publicly listed) has closed a $240 million senior secured 4-year term loan facility with a syndicate of lenders (the “Term Loan”). Participants include Sprott Natural Resource Investment Partners for $112 million, and Rob McEwen, Chairman and Chief Owner of the Company, for $85 million; and other lenders for a total of $43 million.

The proceeds of the Term Loan will be used to continue advancing engineering and early works of the Los Azules copper project in San Juan, Argentina, and for general corporate purposes. A final investment decision and full project financing is expected in mid-2027, with commercial copper cathode production targeted for 2030, subject to project financing and customary approvals. The Term Loan provides funding while McEwen Copper advances the broader project debt financing for Los Azules, for which Societe Generale was appointed sole financial advisor in May 2026. Preparations for a potential initial public offering of McEwen Copper continue in parallel.

The principal amount of the Term Loan will bear interest at 12.0% per annum, payable monthly, with a 4-year term and the principal amount due on maturity. The Term Loan can be repaid in full or in part prior to maturity upon payment of the remaining principal and accrued interest plus a fee equal to 5% of the remaining principal. In connection with the Term Loan, Lenders also received 15,000 5-year McEwen Copper common share purchase warrants for each $1 million of principal, with an exercise price of $40 per share.

“This financing reflects our lenders’ confidence in Los Azules and in the progress Argentina has made over the past two and a half years. The initiatives of President Javier Milei have helped make Argentina an increasingly attractive destination for large-scale foreign investment. Economic stabilization, stronger credit ratings, lower country risk and the RIGI are bringing long-term capital back to the country. San Juan continues to demonstrate the qualities of a dependable mining jurisdiction, supported by strong institutions, rigorous processes and sound governance. We are proud to be building Los Azules here,” said Michael Meding, Managing Director of McEwen Copper.

LOS AZULES PROJECT UPDATE

Work at Los Azules continues to advance toward a final investment decision. The 2025-2026 field campaign was completed with more than 5,600 meters of drilling. Geotechnical results were better than expected and will improve the open pit design as mine planning advances. Condemnation drilling confirmed the suitability of the planned location for the North-East rock storage facility. Engineering for the final investment decision is ahead of plan. Engineering for the key process equipment packages (solvent extraction/electrowinning, sulfuric acid and crushing) has been awarded to Metso, the mining fleet tender is in final evaluation, and the selection of the EPCM contractor is expected by the fourth quarter of 2026.

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At the peak of the past field season, the project employed more than 500 people, with nearly 90% hired from San Juan. Door-to-door household surveys in the communities near the project show trust and acceptance levels above 90%. McEwen Copper continues community programs, which have trained close to 2,000 Calingasta residents in technical skills, and a community partnerships program that finances productive, social and irrigation initiatives in the local communities.

This winter, the Project experienced one of the heaviest snow seasons in more than two decades. Returning to site and managing the meltwater will require additional focus, and McEwen Copper stands ready to support the response led by the Government of San Juan and local communities with heavy machinery and water management works. At the same time, the snowmelt is expected to refill hydroelectric reservoirs and recharge aquifers after years of drought, a welcome development for a region that has faced prolonged water scarcity. The Los Azules team has decades of experience working in the high Andes and managing snow events of this kind.

ABOUT MCEWEN

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world: the Cortez Trend in Nevada, USA, the Timmins district of Ontario and Flin Flon in Manitoba, Canada, and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its El Gallo gold and silver mine in Mexico.

The Company has a 46.3% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. Based on McEwen Copper’s last financing in October 2024, the implied value of McEwen’s ownership interest was US$456 million. Since then, the value of Los Azules has improved for three important reasons: 1) The copper price is 50% higher, 2) The Company has completed a Feasibility Study using a $4.35/lb copper price and 3) Los Azules received approval under Argentina’s Large Investment Regime (RIGI), which significantly improves the economics of the project. Los Azules is a shovel-ready project designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038.

McEwen also owns a 1.25% NSR on Los Azules. Based on the 2025 Feasibility Study and using a recent copper spot price of $6.50/lb, McEwen’s royalty is projected to generate approximately $584 million from the initial case and $860 million from the potential Nuton extension, for a combined undiscounted pre-tax royalty cash flow of approximately $1.4 billion.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a newly listed public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

Chairman and Chief Owner Rob McEwen has invested over US$290 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability and share value, as he did while building Goldcorp Inc.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed are as at the date of this news release and are McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

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